CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in Registration Statement Nos. 333-31425, 333-40603 and 333-50265 on Form S-3 and 333-11549, 333-25925, 333-37137 and 333-74769 on Form S-8 of Fonix
Corporation of our report dated April 14, 1999 included in Fonix Corporation's Form 10-K (Amendment No. 1) for the year ended December 31, 1998.


/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP

Salt Lake City, Utah
August 10, 1999